UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park
Norwalk, Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

The board of directors of Reed’s, Inc., a Delaware corporation (the “Company”), has established December 13, 2018 as the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The 2018 Annual Meeting will be held at the Company’s new corporate headquarters, located at 201 Merritt 7 Corporate Park Norwalk, Connecticut 06851. The time of the 2018 Annual Meeting will be specified in the Company’s proxy statement for the 2018 Annual Meeting.

Deadline for 14a-8 Stockholder Proposals. Because the date of the 2018 Annual Meeting has being changed by more than 30 days from the anniversary date of the Company’s 2017 Annual Meeting of Stockholders, the new deadline for submission of proposals to be included in the proxy statement for the 2018 Annual Meeting pursuant to Securities Exchange Act Rule 14a-8 is October 6, 2018. The proponent and the proposal must comply with the proxy proposal submission rules of the SEC

Deadline for Other Stockholder Proposals. The Company’s Bylaws govern notice requirements for shareholder proposals intended to be presented at, but not included in the proxy materials for, our 2018 Annual Meeting, including director nominations for election to the Company’s board. Because the date of the 2018 Annual Meeting is being changed by more than 60 days from the anniversary date of the Company’s 2017 Annual Meeting of Stockholders, to be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices no later than the later October 6, 2018.

New Address for Stockholder Proposals. Stockholder proposals should be sent to 201 Merritt 7 Corporate Park Norwalk, Connecticut 06851, attention: Iris Snyder. We urge stockholders to submit all proposals by Certified Mail - Return Receipt Requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: September 26, 2018	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer